Exhibit 99.1

EARNINGS RELEASE
PR Contact: Laurie Schalow
(949) 524-4035
Lschalow@chipotle.com IR Contact: Ashish Kohli, CFA (949) 524-4132 Akohli@chipotle.com

Chipotle ANNOUNCES FIRST QUARTER 2019 RESULTS

EPS INCREASES 46.9% AS RESTAURANT MARGINS EXPAND TO 21%, AND sales comp accelerateS TO 9.9%

NEWPORT BEACH, Calf. – April 24, 2019 – Chipotle Mexican Grill, Inc. (NYSE: CMG) today reported financial results for its first quarter ended March  31, 2019.

First quarter highlights, year over year:

•	Revenue increased 13.9% to $1.3 billion
•	Comparable restaurant sales increased 9.9%, net of 30 bps from loyalty deferral, and included 5.8% of comparable restaurant transaction growth and 2% in mix contribution
•	Digital sales grew 100.7% and accounted for 15.7% of sales for the quarter
•	Restaurant level operating margin was 21.0%, an increase from 19.5%
•

Diluted earnings per share was $3.13, net of a $0.27 after-tax impact from expenses related to restaurant asset impairment, corporate restructuring, and certain other costs, a 46.9%  increase from $2.13. Adjusted diluted earnings per share excluding these charges was $3.40, a 59.6% increase from $2.13.[1]

•	Opened 15 new restaurants and closed 2

1 Adjusted net income and adjusted diluted earnings per share are non-GAAP financial measures. Reconciliations to GAAP measures and further information are set forth in the table at the end of this press release.

“The on-going improvement in each of our key operating metrics over the past few quarters gives us confidence that our mission to win today and cultivate the future, is resonating,” said Brian Niccol, chief executive officer. “This is the fifth consecutive quarter of accelerating comps, which reinforces our view that when we connect with guests through culturally relevant marketing focused on Chipotle’s great taste and real ingredients, and provide more convenient access with less friction, they respond enthusiastically.”

Results for the three months ended March  31, 2019:

Revenue for the quarter was $1.3 billion, an increase of 13.9% from the first quarter of 2018. The increase in revenue was driven by a  9.9% increase in comparable restaurant sales and new restaurant openings. Comparable restaurant sales improved primarily as a result of a 5.8% increase in comparable restaurant transactions and included a 30 basis point negative impact as a result of deferred revenue from our Chipotle Rewards loyalty program.

We opened 15 new restaurants during the quarter and closed 2,  bringing the total restaurant count to 2,504.

Food, beverage and packaging costs were 32.2% of revenue, a decrease of 20 basis points compared to the first quarter of 2018.  The decrease was primarily due to the modest menu price increase at the end of 2018, partially offset by an increased demand for steak (a higher priced ingredient), and higher paper cost.

Restaurant level operating margin was 21.0% in the quarter, an improvement from 19.5% in the first quarter of 2018.  The improvement was driven primarily by comparable restaurant sales increases and lower repair and maintenance expense, partially offset by wage inflation, increased marketing and promotional cost, and delivery expense associated with increased delivery sales.

General and administrative expenses were 7.8% of revenue for the first quarter of 2019, an increase of 110 basis points over the first quarter of 2018. In dollar terms, general and administrative expenses increased compared to the first quarter of 2018 primarily due to $13.1 million in increased performance bonus expense including: non-cash stock-based compensation,  bonus expense, and associated taxes; $3.4 million in outside service expense related to company initiatives to support restaurant growth, including digitizing and modernizing our restaurant experience; $4.3 million related to restructuring; and $1.3 million in other expenses.

The effective tax rate decreased to 22.2% in the first quarter of 2019, compared to 36.9% in the first quarter of 2018.  The decrease was primarily due to unfavorable discrete tax items in the first quarter of 2018 including equity vesting at an amount less than original book value and negative impacts from tax reform, and favorable discrete tax items in the first quarter of 2019 related to stock option exercises.

Net income for the first quarter of 2019 was $88.1 million, or $3.13 per diluted share, compared to net income of $59.4 million, or $2.13 per diluted share, in the first quarter of 2018. Excluding the impact of restaurant asset impairment, corporate restructuring, and certain other costs, adjusted net income was $95.5 million and adjusted diluted earnings per share was  $3.40.

Outlook

For 2019, management is anticipating the following:

•	Mid to high single digit comparable restaurant sales growth, up from the prior mid-single digit growth expectation
•	140 to 155 new restaurant openings
•

An estimated underlying effective full year tax rate on the low end of the previously disclosed range of 27.0% and 30.0%, excluding the potential impact of excess tax deductions from equity vesting or exercises

Definitions

The following definitions apply to these terms as used throughout this release:

Comparable restaurant sales, or sales comps, and comparable restaurant transactions,  represent the change in period-over-period sales or transactions for restaurants in operation for at least 13 full calendar months.

Average restaurant sales refers to the average trailing 12-month sales for restaurants in operation for at least 12 full calendar months.

Restaurant level operating margin represents total revenue less direct restaurant operating costs, expressed as a percent of total revenue.

Conference Call

Chipotle will host a conference call to discuss first quarter 2019 financial results on Wednesday,  April  24, 2019, at 4:30 PM Eastern time.

The conference call can be accessed live over the phone by dialing 1-888-317-6003 or for international callers by dialing 1-412-317-6061. The call will be webcast live from the company's website on the investor relations page at ir.chipotle.com/events. An archived webcast will be available approximately one hour after the end of the call.

About Chipotle

Chipotle Mexican Grill, Inc. (NYSE: CMG) is cultivating a better world by serving responsibly sourced, classically-cooked, real food with wholesome ingredients without artificial colors, flavors or preservatives. Chipotle had approximately 2,500 restaurants as of March 31, 2019, in the United States, Canada, the United Kingdom, France and Germany and is the only restaurant company of its size that owns and operates all its restaurants. With more than 70,000 employees passionate about providing a great guest experience, Chipotle is a longtime leader and innovator in the food industry. Chipotle is committed to making its food more accessible to everyone while continuing to be a brand with a demonstrated purpose as it leads the way in digital, technology and sustainable business practices. Steve Ells, founder and executive chairman, first opened Chipotle with a single restaurant in Denver, Colorado in 1993. For more information or to place an order online, visit WWW.CHIPOTLE.COM.

Forward-Looking Statements

Certain statements in this press release, including statements under the heading “Outlook” about our expected comparable restaurant sales, effective tax rate and estimated number of new restaurant openings in 2019, are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. We use words such as “anticipate”, “believe”, “could”, “should”, “estimate”, “expect”, “intend”, “project”, “target”, and similar terms and phrases, including references to assumptions, to identify forward-looking statements. The forward-looking statements in this press release are based on information available to us as of the date any such statements are made and we assume no obligation to update these forward-looking statements. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the statements, including but not limited to the following: the uncertainty of our ability to achieve expected levels of comparable restaurant sales due to factors such as changes in consumers’ perceptions of our brand, including as a result of actual or rumored food-borne illness incidents or other negative publicity, the impact of competition, including from sources outside the restaurant industry, decreased overall consumer spending, or the inability to increase menu prices or realize the benefits of menu price increases; the risk of food-borne illnesses and other health concerns about our food or dining out generally; risks associated with our increased focus on our digital business, delivery orders and catering, including our inability to continue to grow these business lines and risks arising from our reliance on third parties to fulfill delivery orders; factors that could affect our ability to achieve our planned expansion, such as the availability of suitable new restaurant sites and our ability to attract and retain qualified employees; the performance of new restaurants and their impact on existing restaurant sales; the potential for increased labor costs or difficulty training and retaining qualified employees, including as a result of market pressures, enhanced food safety procedures in our restaurants, or new regulatory requirements; increases in the cost of food ingredients and other key supplies or higher food costs due to changes in supply chain protocols or new or increased export duties, tariffs or trade restrictions; risks related to our marketing and advertising strategies, which may not be successful and may expose us to liabilities;  risks relating to our expansion into new markets, including outside the U.S., or non-traditional restaurant sites; the impact of federal, state or local government regulations relating to our employees, our restaurant design, or the sale of food or alcoholic beverages; risks associated with our Food With Integrity philosophy, including supply shortages and potential liabilities from advertising claims and other marketing activities related to this philosophy; privacy and cyber security risks associated with our acceptance of electronic payments or electronic storage and processing of confidential customer or employee information; risks relating to litigation, including possible governmental actions related to food-borne illness incidents, as well as class action litigation regarding employment laws, advertising claims or other matters; risks relating to the impact of social media, including the rapid proliferation of information about our restaurants or brand that may be unfavorable; risks regarding our ability to protect our brand and reputation; risks associated with our reliance on certain information technology systems; risks associated with our dependence on key personnel; and other risk factors described from time to time in our SEC reports, including our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, all of which are available on the investor relations page of our website at ir.Chipotle.com.

 Chipotle Mexican Grill, Inc.

Condensed Consolidated Statement of Income

(unaudited)

(in thousands, except per share data)

	Three months ended March 31,
	2019		2018
Revenue	$1,308,217	100.0%	$1,148,397	100.0%
Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Food, beverage and packaging	421,367	32.2	371,915	32.4
Labor	348,842	26.7	318,863	27.8
Occupancy	88,770	6.8	85,256	7.4
Other operating costs	174,743	13.4	148,069	12.9
General and administrative expenses	102,671	7.8	77,063	6.7
Depreciation and amortization	53,781	4.1	46,915	4.1
Pre-opening costs	940	0.1	2,649	0.2
Impairment, closure costs, and asset disposals	6,942	0.5	4,859	0.4
Total operating expenses	1,198,056	91.6	1,055,589	91.9
Income from operations	110,161	8.4	92,808	8.1
Interest and other income, net	3,129	0.2	1,394	0.1
Income before income taxes	113,290	8.7	94,202	8.2
Provision for income taxes	(25,158)	(1.9)	(34,756)	(3.0)
Net income	$88,132	6.7%	$59,446	5.2%
Earnings per share:
Basic	$3.18		$2.13
Diluted	$3.13		$2.13
Weighted-average common shares outstanding:
Basic	27,696		27,911
Diluted	28,118		27,950

Chipotle Mexican Grill, Inc.

Condensed Consolidated Balance Sheet

(in thousands, except per share data)

	March 31,	December 31,
	2019	2018
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$277,661	$249,953
Accounts receivable, net of allowance for doubtful accounts of $203 and $0 as of March 31, 2019 and December 31, 2018, respectively	49,725	62,312
Inventory	18,780	21,555
Prepaid expenses and other current assets	34,217	54,129
Investments	457,363	426,845
Total current assets	837,746	814,794
Leasehold improvements, property and equipment, net	1,366,684	1,379,254
Restricted cash	28,382	30,199
Right of use assets	2,349,993	-
Other assets	20,738	19,332
Goodwill	21,939	21,939
Total assets	$4,625,482	$2,265,518
Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$106,214	$113,071
Accrued payroll and benefits	119,689	113,467
Accrued liabilities	119,813	147,849
Unearned revenue	57,088	70,474
Current operating lease liabilities	157,665	-
Income tax payable	21,198	5,129
Total current liabilities	581,667	449,990
Deferred rent	-	330,985
Long-term operating lease liabilities	2,513,901	-
Deferred income tax liabilities	12,528	11,566
Other liabilities	33,587	31,638
Total liabilities	3,141,683	824,179
Shareholders' equity:
Preferred stock, $0.01 par value, 600,000 shares authorized, no shares issued as of March 31, 2019 and December 31, 2018, respectively	-	-
Common stock, $0.01 par value, 230,000 shares authorized, 36,108 and 35,973 shares issued as of March 31, 2019 and December 31, 2018, respectively	361	360
Additional paid-in capital	1,393,284	1,374,154
Treasury stock, at cost, 8,386 and 8,276 common shares at March 31, 2019 and December 31, 2018, respectively	(2,563,410)	(2,500,556)
Accumulated other comprehensive loss	(5,858)	(6,236)
Retained earnings	2,659,422	2,573,617
Total shareholders' equity	1,483,799	1,441,339
Total liabilities and shareholders' equity	$4,625,482	$2,265,518

Chipotle Mexican Grill, Inc.

Condensed Consolidated Statement of Cash Flows

(unaudited)

(in thousands)

	Three months ended
	March 31,
	2019	2018
Operating activities
Net income	$88,132	$59,446
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	53,781	46,915
Amortization of operating lease assets	38,105	-
Deferred income tax provision	1,772	5,683
Impairment, closure costs, and asset disposals	4,085	4,859
Bad debt allowance	206	-
Stock-based compensation expense	19,154	12,097
Other	(1,269)	(320)
Changes in operating assets and liabilities:
Accounts receivable	15,946	13,767
Inventory	2,781	2,451
Prepaid expenses and other current assets	(3,712)	(4,793)
Other assets	242	3,855
Accounts payable	(4,256)	17,242
Accrued payroll and benefits	5,853	27,700
Accrued liabilities	(4,773)	6,407
Unearned revenue	(13,386)	(15,276)
Income tax payable/receivable	16,054	18,012
Deferred rent	-	5,420
Operating lease liabilities	(36,492)	-
Other long-term liabilities	358	(2,349)
Net cash provided by operating activities	182,581	201,116
Investing activities
Purchases of leasehold improvements, property and equipment	(64,226)	(57,524)
Purchases of investments	(89,111)	(168,749)
Maturities of investments	60,000	145,000
Net cash used in investing activities	(93,337)	(81,273)
Financing activities
Acquisition of treasury stock	(52,886)	(68,638)
Tax withholding on share-based compensation awards	(10,368)	(3,988)
Stock plan transactions and other financing activities	(277)	(22)
Net cash used in financing activities	(63,531)	(72,648)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	178	(24)
Net change in cash, cash equivalents, and restricted cash	25,891	47,171
Cash, cash equivalents, and restricted cash at beginning of period	280,152	214,170
Cash, cash equivalents, and restricted cash at end of period	$306,043	$261,341

Chipotle Mexican Grill, Inc.

Supplemental Financial and Other Data

(dollars in thousands)

	For the three months ended
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2019	2018	2018	2018	2018
Number of restaurants opened	15	40	28	34	35
Restaurant closures	(2)	(8)	(32)	(7)	(2)
Restaurant relocations	-	(4)	-	(1)	-
Number of restaurants at end of period	2,504	2,491	2,463	2,467	2,441
Average restaurant sales	$2,048	$2,004	$1,980	$1,950	$1,941
Comparable restaurant sales increase	9.9%	6.1%	4.4%	3.3%	2.2%

Chipotle Mexican Grill, Inc.

Reconciliation of Non-GAAP Financial Measures

(in thousands, except per share amounts)

The following provides a reconciliation of non-GAAP financial measures presented in the text above to the most directly comparable financial measures calculated and presented in accordance with GAAP.

Adjusted net income is net income excluding restaurant asset impairment, corporate restructuring, and certain other costs. Adjusted diluted earnings per share is adjusted net income divided by diluted weighted-average common shares outstanding. We believe that these measures enhance investors’ ability to compare the past financial performance of our underlying business with our current business performance and reflect the performance of our underlying restaurants separate from asset impairment, corporate restructuring and certain other costs at the corporate level. Management uses these non-GAAP measures for similar purposes. Our adjusted net income and adjusted diluted earnings per share measure may not be comparable to other companies’ adjusted income measures.

Adjusted Net Income and Adjusted Diluted Earnings Per Share

	Three months ended
	March 31,
	2019	2018
Net income	$88,132	$59,446
Non-GAAP adjustments:
Restaurant closure costs:
Operating lease asset impairment and other restaurant closure costs(1)	100	-
Accelerated depreciation(2)	82	-
Duplicate rent expense(4)	521	-
Corporate Restructuring:
Operating lease asset impairment and other office closure costs(3)	1,395	-
Accelerated depreciation(2)	82	-
Duplicate rent expense(4)	1,198	-
Employee related restructuring costs(5)	3,223	-
Other adjustments(6)	930	-
Total non-GAAP adjustments	$7,531	$-
Tax effect of non-GAAP adjustments(7)	(174)	-
After tax impact of non-GAAP adjustments	$7,357	$-
Adjusted net income	$95,489	$59,446

Diluted weighted-average number of common shares outstanding	28,118	27,950
Diluted earnings per share	$3.13	$2.13
Adjusted diluted earnings per share	$3.40	$2.13

(1) Operating lease asset impairment charges, and other closure expenses for restaurant closures announced in June 2018 due to underperformance.
(2) Accelerated depreciation for restaurant and office closures announced in June 2018 due to underperformance and the corporate restructuring.
(3) Operating lease asset impairment charges and other closure expenses for the corporate headquarter relocation and office consolidation announced in May 2018.
(4) Duplicate rent expense for the corporate headquarter relocation and office consolidation announced in May 2018 and for closed restaurants.
(5) Costs for employee severance, stock modifications, transition expenses, recruitment, relocation costs, third party and other employee-related costs.

(6) For the three months ended March 31, 2019, consists of an asset impairment charge related to a reconfiguration of our human resource capital management system to support the restructured organization.

(7) For the three months ended March 31, 2019, includes a write-off of deferred tax assets related to expired stock awards of $1,583.